Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-1

(Form Type)

AEON Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(g)	3,988,952	(3)	$11.50	(4)	$45,872,948.00	0.0001476	$6,770.85	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	401,000	(5)	$2.3465	(6)	$940,946.50	0.0001476	$138.88	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	20,177,178	(7)	$2.3465	(6)	$47,345,748.18	0.0001476	$6,988.23	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	966,566	(8)	$2.3465	(6)	$2,268,047.12	0.0001476	$334.76	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(h)	3,421,344	(9)	$10.00	(10)	$34,213,440.00	0.0001476	$5,049.90	-	-	-	-
Fees Previously Paid	Equity	Warrants to purchase Class A Common Stock	457(g)	3,988,952		-		-	0.0001476	(11)	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(i)	28,737,150	(12)	$1.00	(12)	$28,737,150.00	0.0001476	$4,241.60	-	-	-	-
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	252,832	(13)	$2.3465	(6)	$593,270.29	0.0001476	$87.57	-	-	-	-
				Total Offering Amounts				$159,971,550.08	0.0001476	$23,611.80
				Total Fees Previously Paid						$52,765.53
				Total Fee Offsets						-
				Net Fee Due						-

(1)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001476.

(3)	Consists of 3,988,952 shares of Class A common stock, $0.0001 par value per share (“Common Stock”), issuable upon the exercise of 3,988,952 private placement warrants to purchase Common Stock by the holders thereof (“Private Placement Warrants”).

(4)	The price per share is based up on the exercise price per Private Placement Warrant of $11.50.

(5)	Consists of (i) 400,000 shares of Common Stock issued pursuant to that certain Engagement Letter, dated as of July 27, 2023 and amended as of July 3, 2024, by and between the registrant and J.V.B. Financial Group, LLC, a Registered Holder, and (ii) the issuance of 1,000 shares of Common Stock issued pursuant to those certain Subscription Agreements, dated as of June 29, 2023, by and between the registrant and certain counterparties thereto, each a Registered Holder.

(6)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.3465, which is the average of the high $2.433 and low $2.26 prices of Common Stock on NYSE American on July 22, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(7)	Represents 20,177,178 shares of Common Stock issued in connection with the Business Combination (as defined in the registration statement to which this exhibit forms a part).

(8)	Represents 966,566 shares of Common Stock reserved for issuance upon the settlement of restricted stock awards.

(9)	Represents 3,421,344 shares of Common Stock reserved for issuance upon the exercise of options to purchase shares of Common Stock.

(10)	Pursuant to Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.00, which is the weighted average exercise price at which the options covered by this registration statement may be exercised.

(11)	In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

(12)	Represents the shares of Common Stock issuable upon conversion of certain senior secured convertible notes issued by the registrant pursuant to the Subscription Agreement, dated March 19, 2024, by and between the registrant and Daewoong Pharmaceutical Co., LTD. (the “Convertible Notes”), at a price of $1.00 per share (assuming the maximum accrued interest prior to the maturity date of the Convertible Notes).

(13)	Represents the shares of Common Stock issued pursuant to the cashless exercise of certain Private Placement Warrants.